Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the following Registration Statement on Form S-8 (No. 333-276376) of Complete Solaria Inc. (the Company) of our report dated April 30, 2025, relating to the consolidated financial statements, which appear in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, P.C.

Atlanta, GA
April 30, 2025